Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2006, which appears on page F-1 of the Annual Report on Form 10-KSB of Artificial Life, Inc. for the year ended December 31, 2005.

/s/ GHP HORWATH, P.C.

GHP Horwath, P.C

Denver, Colorado

January 17, 2007